Exhibit 10.1

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, dated as of January 3, 2020 (the “SPA”), is made by and among Sichuan Wuge Network Games Co., Ltd., a PRC limited liability company (the “Wuge”), shareholders listed in the Exhibit A, (each a “Shareholder,” and collectively the “Shareholders”) who owns 100% equity interests of Wuge and TMSR Holding Company Limited., a Company incorporated under the laws of the State of Nevada (“TMSR”) (individually a “Party” or collectively “Parties”).

RECITALS

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

SECTION I

PURCHASE OF TMSR SHARES AND DELIVERY

1.1 The Parties agree that TMSR shall issue 4,000,000 shares of TMSR’s common stock (“TMSR Shares”), valued at $1.00 per share, to the Shareholders with individual amount set forth in the Exhibit A, in exchange for the Shareholder’s agreement to enter into, and cause Wuge to, enter into certain VIE Agreements (“VIE Agreements”) with Tongrong Technology (Jiangsu) Co., Ltd. (“WFOE”), through which the WFOE has the right to control, manage and operate Wuge in return for a service fee approximately equal to 100% of Wuge’s net income. The VIE Agreements consist of Consulting Services Agreement, Equity Pledge Agreement, Call Option Agreement, Voting Rights Proxy Agreement and Operating Agreement.

1.2 Upon closing of the transactions contemplated by this SPA (the “Closing,”), TMSR shall deliver to instruction letters to TMSR’s transfer agent to issue the TMSR Shares to the Shareholders.

1.3 Upon execution of this SPA, the Shareholders shall deliver to TMSR the VIE Agreements executed by Wuge and the Shareholders.

1.4 The Closing shall occur within three (3) business days after Nasdaq Stock Market approves the transactions.

SECTION II

SHAREHOLDERS’ REPRESENTATIONS AND

WARRANTIES.

The Shareholders and Wuge hereby acknowledge, represent and warrant to, and agree with, TMSR and its affiliates as follows:

2.1 The Shareholders are acquiring the TMSR Shares for their own account, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Common Stock or any of the components of the Common Stock, other than the Shareholders. Further, none of the Shareholders has any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the TMSR Shares.

2.2 The Shareholders and Wuge have full power and authority to enter into this SPA, the execution and delivery of this SPA have been duly authorized, if applicable, and this SPA constitutes a valid and legally binding obligation of each Shareholder and Wuge.

2.3 The Shareholders acknowledge their understanding that the offering and sale of the Common Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(2) of the Securities Act and the provisions of Regulation S promulgated thereunder (“Regulation S”). In furtherance thereof, the Shareholders and Wuge represent and warrant and agree that they are not U.S. persons or affiliates of any U.S. persons as defined in Rule 501(b) under the Securities Act.

2.4 The Shareholders:

(i)	Have been furnished with any and all documents which may have been made available upon request for a reasonable period of time prior to the date hereof;

(ii)	Have been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the TMSR or its representatives concerning the terms and conditions of the offering of the Common Stock and other matters pertaining to this investment, and have been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information provided in order for them to evaluate the merits and risks of purchase of the TMSR Shares to the extent the TMSR possesses such information or can acquire it without unreasonable effort or expense;

(iii)	Have not been furnished with any oral representation or oral information in connection with the offering of the TMSR Shares which is not contained herein; and

(iv)	Have determined that acquiring the TMSR Shares is a suitable investment for the Shareholders and Wuge and that at this time the Shareholders and Wuge could bear a complete loss of such investment.

2.5 The Shareholders represent, warrant and agree that they will not sell or otherwise transfer the TMSR Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that they must bear the economic risk of their purchase because, among other reasons, the TMSR Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Shareholders and Wuge are aware that the TMSR Shares are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act (“Rule 144”), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Shareholders and Wuge also understand that TMSR is under no obligation to register the TMSR Shares on their behalf or to assist them in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Shareholders and Wuge further understand that sales or transfers of the TMSR Shares are further restricted by state securities laws and the provisions of this SPA.

2.6 No representations or warranties have been made to the Shareholders by TMSR, or any officer, employee, agent, affiliate or subsidiary of TMSR, other than the representations of TMSR contained herein, and in acquiring the TMSR Shares the Shareholder are not relying upon any representations other than those contained herein.

2.7 Any information which the Shareholders have heretofore furnished to TMSR with respect to their financial position and business experience is correct and complete as of the date of this SPA and if there should be any material change in such information they will immediately furnish such revised or corrected information to TMSR.

2.8 The Shareholders understand and agree that the certificates for the TMSR Shares shall bear the following legend until (i) such securities shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for TMSR such securities may be sold without registration under the Securities Act as well as any applicable “Blue Sky” or state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW.”

2.9 The Shareholder understand that an investment in the TMSR Shares is a speculative investment which involves a high degree of risk and the potential loss of their entire investment.

SECTION III

 TMSR REPRESENTATIONS AND WARRANTIES.

TMSR hereby acknowledges, represents and warrants to, and agrees with the Shareholders and Wuge (which representations and warranties will be true and correct as of the date of the Closing as if they were made on the date of Closing) as follows:

3.1 TMSR has been duly organized, is validly existing and is in good standing under the laws of the State of Nevada. TMSR has full corporate power and authority to enter into this SPA. This SPA, has been duly and validly authorized, executed and delivered by TMSR and are valid and binding obligations of TMSR, enforceable against TMSR in accordance with their terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors rights, generally.

3.2 Subject to the performance by the Shareholders and Wuge of their respective obligations under this SPA and the accuracy of the representations and warranties of the Shareholders and Wuge, the offering and sale of the TMSR Shares will be exempt from the registration requirements of the Securities Act.

3.3 The execution and delivery by TMSR of, and the performance by TMSR of its obligations hereunder in accordance with its terms will not contravene any provision of the charter documents of TMSR.

3.4 The TMSR Shares have been duly authorized and, when issued and delivered as provided by this SPA, will be validly issued and fully paid and non-assessable, and the TMSR Shares are not subject to any preemptive or similar rights.

3.5 Except as otherwise disclosed in its SEC filings, TMSR is not in violation of its charter or bylaws and is not in material default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust, license, contract, lease or other instrument to which TMSR is a party or by which it is bound, or to which any of the property or assets of TMSR is subject, except such as have been waived or which would not, singly or in the aggregate, prevent TMSR from discharging its obligations under this SPA.

SECTION IV

GENERAL PROVISIONS

4.1 Survival. All representations, warranties, covenants, and obligations in this SPA shall survive until the expiration of the applicable statute of limitation with respect to the underlying claim to which such representation, warranty, covenant, or obligation relates.

4.2 Written Changes. Neither this SPA nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the Party against which enforcement of the change, waiver, discharge or termination is sought.

4.3 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party under this SPA shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence thereto, or of a similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this SPA, or any waiver on the part of any party of any provisions or conditions of this SPA, must be in writing and shall be effective only to the extent specifically set forth in such writing.

4.4 Entire Agreement. This SPA constitutes the entire understanding and agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

4.5 Severability. Should any one or more of the provisions of this SPA or of any agreement entered into pursuant to this SPA be determined to be illegal or unenforceable, all other provisions of this SPA and of each other agreement entered into pursuant to this SPA, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby. The Parties further agree to replace such void or unenforceable provision of this SPA with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

4.6 Successors and Assigns. The terms and conditions of this SPA shall inure to the benefit of and be binding upon and be enforceable by the successors and assigns of the Parties.

4.7 Governing Law. The validity, terms, performance and enforcement of this SPA shall be governed and construed by the provisions hereof and in accordance with the laws of the State of Nevada applicable to agreements that are negotiated, executed, delivered and performed in the State of Nevada.

4.8 Counterparts. This SPA may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each Party and delivered to the other Party.

4.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this SPA and the consummation of the transactions contemplated hereby.

4.10 Third Party Beneficiaries. Nothing expressed or implied in this SPA is intended, or shall be construed, to confer upon or give any person other than the Parties any rights or remedies under or by reason of this SPA.

4.11 Headings. The headings of this SPA are for convenience of reference and shall not form part of, or affect the interpretation of, this SPA.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Purchase Agreement as of the date first written above.

THE SHAREHOLDERS

/s/ Wei Xu
Wei Xu

/s/ Bibo Lin
Bibo Lin

Jiangsu Lingkong Network Joint Stock Co., Ltd.

/s/ Wei Xu
Name:	Wei Xu
Title:	Authorized Representative

Anhui Shuziren Network Technology Co., Ltd.

/s/ Wei Xu
Name:	Wei Xu
Title:	Authorized Representative

WUGE

/s/ Bibo Lin
Name:	Bibo Lin
Title:	Authorized Representative

TMSR

TMSR Holding Company Limited

/s/ Yimin Jin
Name:	Yimin Jin
Title:	CEO

EXHIBIT A

WUGE SHAREHOLDERS

Name	TMSR Shares
Wei Xu	2,000,000
Bibo Lin	1,200,000
Jiangsu Lingkong Network Joint Stock Co., Ltd.	400,000
Anhui Shuziren Network Technology Co., Ltd.	400,000